UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  December 11, 2008

(Date of earliest event reported)  December 5, 2008

NITRO PETROLEUM INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-50932	98-0488493
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Northwest Expressway, Suite 260
Oklahoma City, Oklahoma		73132
(Address of principal executive offices)		(Zip Code)

(405) 728-3800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information To Be Included in the Report

Item 1.01.  Entry into a Material Definitive Agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

On December 5, 2008, Nitro Petroleum Incorporated (the “Company”) entered into separate Promissory Note Settlement Agreements (the “Settlement Agreements”) with the holders of certain of the Company’s outstanding demand promissory notes (the “Demand Notes”). Pursuant to the terms of the Settlement Agreements, which have an effective date of October 31, 2008 (the “Effective Date”), the Company is issuing shares of its common stock to the holders of the Demand Notes in full payment of all principal and accrued and unpaid interest due on the Demand Notes as of the Effective Date. For purposes of the Settlement Agreements, the Company’s common stock was valued at $0.05 per share.

The table below sets forth (i) the holder of each Demand Note, (ii) the date, original principal amount and unpaid principal amount of each Demand Note as of the Effective Date, (iii) the accrued and unpaid interest due on each Demand Note as of the Effective Date, (iv) the total of the principal and accrued and unpaid interest due on each Demand Note as of the Effective Date, and (v) the total number of shares of the Company’s common stock issued in full payment of all principal and accrued and unpaid interest due on the Demand Notes as of the Effective Date pursuant to the terms of the Settlement Agreements:

Holder of Note	Date of Note	Original Principal Amount of Note	Unpaid Principal Amount of Note	Accrued and Unpaid Interest	Total Principal and Interest due on Note	Shares Issued in Settlement of Note
Zander Investments Limited(1)	January 26, 2006	$390,000	$390,000	$43,261	$433,261	8,665,220
Zander Investments Limited(1)	February 8, 2006	$10,000	$10,000	$1,095	$11,095	221,900
Takam International Ltd.(1)	February 2, 2006	$400,000	$400,000	$44,062	$444,062	8,881,240
Tucker Investments Corp.(1)	February 2, 2006	$200,000	$200,000	$22,031	$222,031	4,440,620
Tucker Investments Corp.(1)	February 8, 2006	$200,000	$200,000	$22,018	$222,018	4,440,360
HB International Ltd.(1)	February 8, 2006	$300,000	$300,000	$33,047	$333,047	6,660,940
HB International Ltd.(1)	February 17, 2006	$100,000	$100,000	$10,839	$110,839	2,216,780
Highlight Holdings Ltd.(1)	February 17, 2006	$150,000	$150,000	$16,258	$166,258	3,325,160
Highlight Holdings Ltd.(1)	March 1, 2006	$150,000	$150,000	$16,044	$166,044	3,320,880
Highlight Holdings Ltd.(1)	March 6, 2006	$100,000	$100,000	$10,630	$110,630	2,212,600
658111 B.C. Ltd.	February 9, 2006	$100,000	$100,000	$11,072	$111,072	2,221,440
Paradisus Investment Corp.	November 9, 2005	$5,000	$5,000	$651	$5,651	113,020
Paradisus Investment Corp.	December 13, 2005	$35,000	$35,000	$4,197	$39,197	783,940
Paradisus Investment Corp.	February 9, 2006	$100,000	$100,000	$11,072	$111,072	2,221,440
Total		$2,240,000	$2,240,000	$246,277	$2,486,277	49,725,540

_____________________________

(1) Demand Notes originally issued to H.E. Capital Ltd. on the dates set forth in the table above. H.E. Capital Ltd. assigned the right to receive payment under these Demand Notes to the persons and in the amounts set forth in the table above.

Additionally, pursuant to the terms of the Settlement Agreement, all Demand Notes were terminated and cancelled. As part of the Settlement Agreement, the Company and each party to each Settlement Agreement provided each other with mutual releases of all claims and liabilities related to or arising out of the Demand Notes.

Item 3.02.  Unregistered Sales of Equity Securities.

On December 5, 2008, pursuant to the terms of the Settlement Agreements, the Company issued a total of 49,725,540 shares of the Company’s common stock to the holders of the Demand Notes in full payment of an aggregate of $2,486,277 of unpaid principal and accrued and unpaid interest due on all the Demand Notes as of the Effective Date. For purposes of the Settlement Agreement, the Company’s common stock was valued at $0.05 per share.

Page 2 of 4 Pages

The issuance of 49,725,540 shares of the Company’s common stock increases the total of outstanding shares of the Company’s common stock from 48,540,000 shares to 98,265,540 shares. The shares of the Company’s common stock issued pursuant to the terms of the Settlement Agreements are not registered under the Securities Act of 1933, as amended (the “Securities Act”). The shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by the issuer not involving a public offering.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

10.1	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Zander Investments Limited

10.2	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Takam International Ltd.

10.3	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Tucker Investments Corp.

10.4	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and HB International Ltd.

10.5	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Highlight Holdings Ltd.

10.6	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and 658111 B.C. Ltd.

10.7	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Paradisus Investment Corp.

Page 3 of 4 Pages

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NITRO PETROLEUM INCORPORATED

By /s/ Larry Wise
Larry Wise, President and CEO

December 11, 2008

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

10.1	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Zander Investments Limited	Filed herewith electronically

10.2	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Takam International Ltd.	Filed herewith electronically

10.3	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Tucker Investments Corp.	Filed herewith electronically

10.4	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and HB International Ltd.	Filed herewith electronically

10.5	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Highlight Holdings Ltd.	Filed herewith electronically

10.6	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and 658111 B.C. Ltd.	Filed herewith electronically

10.7	Promissory Note Settlement Agreement dated December 5, 2008 between the Company and Paradisus Investment Corp.	Filed herewith electronically

Page 4 of 4 Pages